Exhibit 99.1

Molson Coors Reports Higher Worldwide Volume and Gross Margins but Lower Third Quarter Underlying After-Tax Income

Lower Underlying Income Was Driven by Unfavorable Foreign Currency, Increased Brand Investments and the Termination of Major Business Contracts

Third Quarter 2015 Highlights(1)

  Worldwide beer volume: 16.6 million hectoliters, increased 0.7%; Coors Light volume increased 1.0% worldwide
  Net sales: $1.017 billion, decreased 12.9% on a reported basis, and increased 0.7% in constant-currency
  Net sales per HL: $113.64, decreased 15.5%, or decreased 2.3% in constant-currency
  U.S. GAAP net income from continuing operations attributable to MCBC: $13.7 million ($0.07 per diluted share), increased 138.4%
  Underlying pretax income: $295.4 million, decreased 10.9%, and decreased 1.7% in constant-currency
  Underlying after-tax income: $259.9 million ($1.40 per diluted share), decreased 4.3%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $420.2 million, decreased 10.4%

DENVER & MONTREAL--(BUSINESS WIRE)--November 5, 2015--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 4.3 percent decrease in underlying after-tax income for the third quarter 2015, driven by unfavorable foreign currency movements, increased brand investments, and the termination of our Miller brands agreement in Canada and the Modelo brands and Heineken brewing contracts in the U.K. this year. On a U.S. GAAP basis, the company reported a $49.4 million increase in net income to $13.7 million, primarily due to lower brand impairments this year in Europe.

Molson Coors president and chief executive officer Mark Hunter said, “In the third quarter, our worldwide volume increased 0.7 percent, driven by strong growth in Europe and International. Underlying earnings were lower due to unfavorable foreign currency, increased brand investments and the termination of our Miller brands agreement in Canada and the Modelo brands and Heineken brewing contracts in the U.K. earlier this year. We increased gross margins on a consolidated basis, driven by the U.S. and Europe. We invested more in our brands in all of our businesses except International, where lower marketing was primarily due to the substantial restructuring of our China business this year. In the quarter, we continued to transform our portfolio toward above-premium, craft and cider; we expanded the depth and reach of our international brands in fast-growing markets; and we increased our commercial capability. We also continued to drive meaningful cash generation and disciplined cash and capital allocation."

Mark continued, "We remain resolute on utilizing PACC as our key business-decision framework, using our cash to reward investors and ensure a healthy balance sheet, reducing costs to provide front-end firepower, and making smart investments that deliver value-enhancing growth opportunities. Our strategy is underpinned by highly engaged, passionate and inspired people with the ambition to be First Choice in the eyes of our consumers and customers."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $420.2 million in the third quarter, a 10.4 percent decrease from a year ago due to unfavorable foreign currency movements and terminated contracts.

Underlying free cash flow through the third quarter of 2015 was $476.8 million. This represents a decrease of $289.3 million from the prior year, primarily driven by lower underlying after-tax income, negative foreign currency, and less benefit from working capital changes, including higher cash paid for taxes.

Stock Repurchases

We continued to implement our four-year, $1 billion stock buy-back program, with $50 million of cash used in the 3rd quarter to repurchase 689,783 Class B common shares from July through early October. In August, we committed another $50 million of cash to be used for stock repurchases during the 4th quarter under our accelerated share repurchase program.

Foreign Exchange

The Company’s third quarter underlying consolidated pretax income includes the negative effect of foreign currency movements totaling $30.5 million. Negative currency impacts in the quarter were $17.9 million in Canada, $14.0 million in Europe, and $1.2 million in International. Foreign currency movements were $2.6 million positive in Corporate.

Effective Income Tax Rates

The Company’s third quarter effective income tax rate was 182.0 percent on a reported basis and 12.5 percent on an underlying basis. On a reported basis, the change in the effective tax rate versus the prior year was primarily due to a lower pretax loss, driven by lower brand impairment charges in Europe, as well as discrete and other tax benefits. On an underlying basis, the effective tax rate was lower than prior year primarily due to certain discrete and other tax benefits.

Debt

Total debt at the end of the third quarter was $3.002 billion, and cash and cash equivalents totaled $393.6 million, resulting in net debt of $2.609 billion, which is lower than the prior year, primarily due to foreign currency movements and debt paydown.

Third Quarter Business Segment Results

The following are the Company’s third quarter 2015 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income decreased 7.5 percent to $147.1 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter decreased 8.6 percent to $344.4 million, driven by lower volume and increased marketing investment, partially offset by lower cost of sales, positive sales mix and net pricing growth.

MillerCoors domestic sales-to-retailers volume (STRs) declined 2.5 percent for the quarter, driven by continued softness in our economy portfolio. Domestic sales-to-wholesalers volume (STWs) decreased 4.6 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 1.2 percent due to favorable net pricing and positive sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 1.1 percent. Contract brewing volumes decreased 3.5 percent.

Cost of goods sold (COGS) per hectoliter decreased 0.8 percent, driven by lower aluminum pricing, malt and corn costs, and fuel expense, along with supply chain cost savings. The reduction in total COGS per hectoliter was partially offset by brewery and freight inflation and lower fixed-cost absorption due to lower volumes. Marketing, general and administrative (MG&A) expense increased 5.6 percent, driven by brand investments, employee related benefits and technology investments.

Depreciation and amortization expenses for MillerCoors were $99.9 million in the third quarter, which includes the accelerated depreciation related to the planned closure of the Eden brewery of $21.8 million. Additions to tangible and intangible assets totaled $77.3 million in the third quarter.

Canada Business

Canada underlying pretax income decreased 18.9 percent to $107.5 million in the quarter primarily due to negative foreign currency movements and the termination of the Miller brands license agreement earlier this year. A decrease in the Canadian dollar versus the U.S. dollar resulted in a $17.9 million negative foreign currency impact on underlying pretax income in the quarter. On a constant-currency basis, underlying pretax income decreased 5.4 percent, driven by the termination of the Miller agreement.

STRs decreased 4.9 percent on a reported basis in the third quarter due to the termination of the Miller brands agreement. Excluding the Miller brands from our results(3), our STRs and market share declined slightly. Molson Coors Canada sales volume decreased 4.0 percent in the third quarter. Net sales per hectoliter increased 1.6 percent in local currency, driven by positive net pricing.

COGS per hectoliter increased 1.7 percent in local currency, due to input cost inflation, volume deleverage, and foreign currency movements, partially offset by cost savings. MG&A expense increased 0.1 percent in local currency, driven by higher brand investments, which were partially offset by lower G&A costs due to timing differences.

Europe Business

Europe underlying pretax income decreased 6.7 percent to $94.6 million in the quarter, due to unfavorable foreign currency movements. On a constant-currency basis, underlying pretax income increased 7.1 percent, driven by higher sales volume, positive pricing and lower costs, despite the terminated Modelo and Heineken contracts in the U.K. and the release of a reserve a year ago following the favorable resolution of a regulatory matter. Foreign currency movements negatively impacted underlying results by $14.0 million.

Europe sales volume increased 4.9 percent, driven by growth in nine out of eleven countries in the region. Europe net sales per hectoliter decreased 1.8 percent in local currency, primarily due to the loss of the Modelo brands in the U.K., lower contract brewing volume and negative mix.

COGS per hectoliter decreased 4.4 percent in local currency, driven by the elimination of Modelo brand costs and lower contract brewing volume in the U.K., along with fixed-cost leverage and geographic mix shift.

MG&A expense increased 8.3 percent in local currency, driven by higher marketing investments this year and the release of the regulatory reserve a year ago.

International Business

The International segment posted an underlying pretax loss of $2.1 million in the third quarter, versus a loss of $2.7 million a year ago, which was driven by higher volume in India and Latin America, along with lower MG&A costs, partially offset by negative foreign currency movements, which impacted underlying pretax results by $1.2 million.

Total International sales volume, including royalty volume, increased 12.1 percent, driven by triple-digit volume growth in India due to strong volume performance of our existing business and our acquisition of Mount Shivalik Breweries earlier this year, along with double-digit Coors Light growth in Latin America. Net sales per hectoliter decreased 18.2 percent, primarily due to foreign currency movements and sales mix changes.

COGS per hectoliter decreased 11.1 percent, due to foreign currency movements and sales mix changes. International MG&A expense decreased 17.9 percent, due to lower marketing investments and overhead costs, primarily related to the substantial restructuring of our China business, as well as foreign currency movements.

Corporate

Underlying Corporate pretax loss totaled $51.7 million for the third quarter, a $7.0 million improvement versus a $58.7 million loss in the prior year, driven by lower interest expense and favorable foreign currency movements.

Special and Other Non-Core Items(4)

The following special and other non-core items have been excluded from underlying results.

During the quarter, Molson Coors recognized a special charge of $293.5 million. This charge was primarily driven by $275.0 million of impairment charges recorded for certain Europe brands. In conjunction with the impairment evaluation, we also reclassified these brands to be definite-lived intangible assets to be amortized over useful lives ranging from 30 to 50 years, which will increase future amortization expense by approximately $15 million per annum, based on current foreign exchange rates. Additionally, we incurred $15.7 million of charges related to the closure of a bottling line within our Vancouver brewery as part of a strategic review of our Canadian supply chain network and a $2.3 million charge associated with the closure of our Alton brewery in the U.K.

During the quarter, MillerCoors recognized a special charge of $28.0 million related to the planned closure of the Eden, North Carolina, brewery. Our proportionate share of the special charge is $11.8 million.

Other non-core items resulted in a $5.1 million loss, which was driven by unrealized mark-to-market net losses on commodity hedges.

2015 Third Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2015 third quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on February 11, 2016. The Company will post this release and related financial statements on its website today.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. In addition, constant-currency results exclude the impact of foreign currency movements. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s third quarter ended September 30, 2015, compared to the third quarter ended September 30, 2014. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated. Some numbers may not sum due to rounding.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes Miller brands from our Canada STR results in third quarter 2014 and 2015. On March 31, 2015, our licensing agreement with Miller Brewing Company ("Miller") was terminated, and control of the brands reverted to Miller International.

(4) See table 2 for the impact of specials and other non-core items by segment.

Overview of Molson Coors

Molson Coors Brewing Company is a leading global brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The company has been listed on the Dow Jones Sustainability World Index for the past four years and was named global Beverage Sector Leader in 2012 and 2013. Molson Coors is constantly looking for ways to improve its Beer Print. For more information on Molson Coors Brewing Company visit the company's website, http://molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant-currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure

Molson Coors Brewing Company and Subsidiaries Table 1: Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)

	Three Months Ended
	September 30, 2015	September 30, 2014
U.S. GAAP: Net income attributable to MCBC from continuing operations	$13.7	$(35.7)
Per diluted share	$0.07	$(0.20)
Add/(less):
Special items, net	293.5	367.6
42% of MillerCoors special items, net of tax(1)	11.8	0.1
Unrealized mark-to-market (gains) and losses(2)	5.1	(2.9)
Tax effects on special and non-GAAP items	(64.2)	(57.6)
Non-GAAP: Underlying after-tax income	$259.9	$271.5
Per diluted share	$1.40	$1.46
(1)	Included in equity income in MillerCoors.

(2)	In Q3 2015, net unrealized losses of $5.1 million included in cost of goods sold. In Q3 2014, $2.9 million gain included in cost of goods sold.

Molson Coors Brewing Company and Subsidiaries Table 2: Underlying Pretax Income (Loss) ($ In millions) (Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2015 3rd Q income (loss) from continuing operations before income taxes	$91.8	$135.3	$(183.2)	$(2.1)	$(56.8)	$(15.0)
Add/(less):
Special items, net	15.7	—	277.8	—	—	293.5
42% of MillerCoors special items, net of tax(1)	—	11.8	—	—	—	11.8
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	5.1	5.1
Non-GAAP: 2015 3rd Q underlying pretax income (loss)	$107.5	$147.1	$94.6	$(2.1)	$(51.7)	$295.4
Percent change 2015 3rd Q vs. 2014 3rd Q underlying pretax income (loss)	(18.9)%	(7.5)%	(6.7)%	22.2%	11.9%	(10.9)%
U.S. GAAP: 2014 3rd Q income (loss) from continuing operations before income taxes	$121.5	$158.9	$(255.1)	$(2.7)	$(55.8)	$(33.2)
Add/(less):
Special items, net	11.1	—	356.5	—	—	367.6
42% of MillerCoors special items, net of tax(1)	—	0.1	—	—	—	0.1
Unrealized mark-to-market (gains) and losses(2)	—	—	—	—	(2.9)	(2.9)
Non-GAAP: 2014 3rd Q underlying pretax income (loss)	$132.6	$159.0	$101.4	$(2.7)	$(58.7)	$331.6
(1)	Included in equity income in MillerCoors.

(2)	In Q3 2015, net unrealized losses of $5.1 million included in cost of goods sold. In Q3 2014, $2.9 million gain included in cost of goods sold.

Molson Coors Brewing Company and Subsidiaries Table 3: Underlying EBITDA ($ In millions) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	% change	September 30, 2015	September 30, 2014	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$13.7	$(35.7)	(138.4)%	$322.2	$420.3	(23.3)%
Add: Net income (loss) attributable to noncontrolling interests	(1.4)	1.8	(177.8)%	2.4	3.5	(31.4)%
U.S. GAAP: Net income (loss) from continuing operations	$12.3	$(33.9)	(136.3)%	$324.6	$423.8	(23.4)%
Add: Interest expense (income), net	26.8	31.3	(14.4)%	86.6	102.9	(15.8)%
Add: Income tax expense (benefit)	(27.3)	0.7	N/M	43.9	41.9	4.8%
Add: Depreciation and amortization	83.0	74.6	11.3%	241.9	233.0	3.8%
Adjustments included in underlying income(1)	298.6	364.7	(18.1)%	345.0	302.6	14.0%
Adjustments to arrive at underlying EBITDA(2)	(17.4)	—	N/M	(45.8)	(4.9)	N/M
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(3)	44.2	31.8	39.0%	107.9	97.3	10.9%
Non-GAAP: Underlying EBITDA	$420.2	$469.2	(10.4)%	$1,104.1	$1,196.6	(7.7)%

N/M = Not meaningful

(1)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.

(2)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back as adjustments to net income attributable to MCBC from continuing operations.

(3)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, special items, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 4: Underlying Free Cash Flow ($ In millions) (Unaudited)

		Nine Months Ended
		September 30, 2015	September 30, 2014
U.S. GAAP:	Net Cash Provided by (Used In) Operating Activities	$461.5	$1,058.4
Less:	Additions to properties(1)	(208.3)	(195.8)
Less:	Investment in MillerCoors(1)	(1,144.5)	(1,100.4)
Add:	Return of capital from MillerCoors(1)	1,088.2	1,053.9
Add/(Less):	Cash impact of special items(2)	19.9	(55.4)
Add:	Discretionary pension contribution(3)	227.1	—
Add:	Settlement of forward starting interest rate swaps(4)	29.5	—
Add:	MillerCoors investments in businesses(5)	3.4	1.3
Add:	MillerCoors cash impact of special items(5)	—	4.1
Non-GAAP:	Underlying Free Cash Flow	$476.8	$766.1

(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by (used in) operating activities and primarily reflects termination fees received and paid, as well as costs paid for the Alton brewery closure and restructuring activities.

(3)	Discretionary cash contribution of $227.1 million made to our U.K. pension plan included in net cash provided by (used in) operating activities.

(4)	Settlement of forward starting interest rate swaps related to the issuance of our CAD 500 million 2.75% notes due on September 18, 2020, and CAD 400 million 2.25% notes due on September 18, 2018, included in net cash provided by (used in) operating activities.

(5)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC Table 5: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
U.S. GAAP: Net income attributable to MillerCoors	$316.5	$376.5	$1,108.3	$1,112.9
Add: Special items, net of tax	27.9	0.2	27.9	1.4
Non-GAAP: Underlying net income attributable to MillerCoors	$344.4	$376.7	$1,136.2	$1,114.3

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
U.S. GAAP: Net Income Attributable to MillerCoors	$316.5	$376.5	$1,108.3	$1,112.9
Multiply: MCBC economic interest	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income(1)	$132.9	$158.1	$465.5	$467.4
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(2)	1.0	1.2	3.4	3.5
Add: Share-based compensation adjustment(1)(3)	1.4	(0.4)	1.2	0.9
U.S. GAAP: Equity Income in MillerCoors	$135.3	$158.9	$470.1	$471.8
Add: MCBC proportionate share of MillerCoors special items, net of tax	11.8	0.1	11.8	0.6
Non-GAAP: Underlying Equity Income in MillerCoors	$147.1	$159.0	$481.9	$472.4

(1)	The sum of the quarterly proportionate share of MillerCoors net income and share-based compensation adjustment amounts may not agree to the year-to-date amounts due to rounding.

(2)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $658.2 million as of September 30, 2015. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(3)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax Income and Underlying Pretax Income (Unaudited)

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$411.2	$507.2	(18.9)%	$(83.1)	(2.5)%
Europe	566.0	618.7	(8.5)%	(70.9)	2.9%
MCI	41.3	43.4	(4.8)%	(4.6)	5.8%
Corporate	0.3	0.2	50.0%	—	50.0%
Eliminations(1)	(1.4)	(1.5)	6.7%	—	6.7%
MCBC Consolidated Total	$1,017.4	$1,168.0	(12.9)%	$(158.6)	0.7%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$135.3	$158.9	(14.9)%	$—	(14.9)%
Canada	91.8	121.5	(24.4)%	(14.7)	(12.3)%
Europe	(183.2)	(255.1)	28.2%	29.9	16.5%
MCI	(2.1)	(2.7)	22.2%	(1.2)	66.7%
Corporate	(56.8)	(55.8)	(1.8)%	2.6	(6.5)%
MCBC Consolidated Total	$(15.0)	$(33.2)	54.8%	$16.6	4.8%

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$147.1	$159.0	(7.5)%	$—	(7.5)%
Canada	107.5	132.6	(18.9)%	(17.9)	(5.4)%
Europe	94.6	101.4	(6.7)%	(14.0)	7.1%
MCI	(2.1)	(2.7)	22.2%	(1.2)	66.7%
Corporate	(51.7)	(58.7)	11.9%	2.6	7.5%
MCBC Consolidated Total	$295.4	$331.6	(10.9)%	$(30.5)	(1.7)%

U.S. GAAP: Net Sales (In millions)

	Nine Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$1,169.6	$1,370.8	(14.7)%	$(179.5)	(1.6)%
Europe	1,448.7	1,685.7	(14.1)%	(201.1)	(2.1)%
MCI	107.6	119.3	(9.8)%	(12.5)	0.7%
Corporate	0.8	0.9	(11.1)%	—	(11.1)%
Eliminations(1)	(3.6)	(4.2)	14.3%	—	14.3%
MCBC Consolidated Total	$2,723.1	$3,172.5	(14.2)%	$(393.1)	(1.8)%

(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Nine Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$470.1	$471.8	(0.4)%	$—	(0.4)%
Canada	228.8	330.6	(30.8)%	(28.1)	(22.3)%
Europe	(138.3)	(143.6)	3.7%	24.0	(13.0)%
MCI	(19.7)	(9.4)	(109.6)%	(3.9)	(68.1)%
Corporate	(172.4)	(183.7)	6.2%	3.2	4.4%
MCBC Consolidated Total	$368.5	$465.7	(20.9)%	$(4.8)	(19.8)%

Non-GAAP: Underlying Pretax Income (In millions)

	Nine Months Ended
	September 30, 2015	September 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$481.9	$472.4	2.0%	$—	2.0%
Canada	252.7	288.8	(12.5)%	(32.4)	(1.3)%
Europe	167.2	204.4	(18.2)%	(24.9)	(6.0)%
MCI	(13.3)	(9.4)	(41.5)%	(3.9)	—%
Corporate	(163.2)	(187.3)	12.9%	3.2	11.2%
MCBC Consolidated Total	$725.3	$768.9	(5.7)%	$(58.0)	1.9%

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.

2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.

3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.

4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume

Molson Coors Brewing Company and Subsidiaries Table 8: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)

	Three Months Ended
	September 30, 2015	September 30, 2014	% Change
Financial Volume	8.953	8.688	3.1%
Royalty Volume(1)	0.461	0.427	8.0%
Owned Volume	9.414	9.115	3.3%
Proportionate Share of Equity Investment STR(2)	7.141	7.320	(2.4)%
Total Worldwide Beer Volume	16.555	16.435	0.7%

(1)	Includes MCI segment royalty volume that is primarily in Russia, Ukraine and Mexico, and Europe segment royalty volume in Republic of Ireland.

(2)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments sales-to-retail for the periods presented.

U.S. GAAP Measures

Molson Coors Brewing Company and Subsidiaries Table 9: Condensed Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters	8.953	8.688	23.208	23.327
Sales	$1,454.3	$1,650.0	$3,890.5	$4,514.2
Excise taxes	(436.9)	(482.0)	(1,167.4)	(1,341.7)
Net sales	1,017.4	1,168.0	2,723.1	3,172.5
Cost of goods sold	(585.9)	(666.6)	(1,620.6)	(1,873.1)
Gross profit	431.5	501.4	1,102.5	1,299.4
Marketing, general and administrative expenses	(265.2)	(289.6)	(789.1)	(881.3)
Special items, net	(293.5)	(367.6)	(335.8)	(317.8)
Equity income in MillerCoors	135.3	158.9	470.1	471.8
Operating income (loss)	8.1	3.1	447.7	572.1
Interest income (expense), net	(26.8)	(31.3)	(86.6)	(102.9)
Other income (expense), net	3.7	(5.0)	7.4	(3.5)
Income (loss) from continuing operations before income taxes	(15.0)	(33.2)	368.5	465.7
Income tax benefit (expense)	27.3	(0.7)	(43.9)	(41.9)
Net income (loss) from continuing operations	12.3	(33.9)	324.6	423.8
Income (loss) from discontinued operations, net of tax	2.9	1.3	4.5	(0.4)
Net income (loss) including noncontrolling interests	15.2	(32.6)	329.1	423.4
Net (income) loss attributable to noncontrolling interests	1.4	(1.8)	(2.4)	(3.5)
Net income (loss) attributable to MCBC	$16.6	$(34.4)	$326.7	$419.9

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$0.07	$(0.20)	$1.74	$2.27
From discontinued operations	0.02	0.01	0.02	—
Basic net income (loss) attributable to MCBC per share	$0.09	$(0.19)	$1.76	$2.27

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$0.07	$(0.20)	$1.73	$2.26
From discontinued operations	0.02	0.01	0.02	—
Diluted net income (loss) attributable to MCBC per share	$0.09	$(0.19)	$1.75	$2.26

Weighted average shares - basic	185.0	185.1	185.5	184.7
Weighted average shares - diluted	186.0	185.1	186.6	185.9

Dividends per share	$0.41	$0.37	$1.23	$1.11

Amounts attributable to MCBC
Net income (loss) from continuing operations	$13.7	$(35.7)	$322.2	$420.3
Income (loss) from discontinued operations, net of tax	2.9	1.3	4.5	(0.4)
Net income (loss) attributable to MCBC	$16.6	$(34.4)	$326.7	$419.9

Molson Coors Brewing Company and Subsidiaries Table 10: Canada Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters	2.171	2.262	5.851	6.128
Sales	$545.6	$668.8	$1,539.2	$1,801.5
Excise taxes	(134.4)	(161.6)	(369.6)	(430.7)
Net sales	411.2	507.2	1,169.6	1,370.8
Cost of goods sold	(216.8)	(266.9)	(654.2)	(768.8)
Gross profit	194.4	240.3	515.4	602.0
Marketing, general and administrative expenses	(90.6)	(108.9)	(270.7)	(316.8)
Special items, net	(15.7)	(11.1)	(23.9)	41.8
Operating income (loss)	88.1	120.3	220.8	327.0
Other income (expense), net	3.7	1.2	8.0	3.6
Income (loss) from continuing operations before income taxes	$91.8	$121.5	$228.8	$330.6

Molson Coors Brewing Company and Subsidiaries Table 11: Europe Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters(1)	6.372	6.077	16.165	16.223
Sales(1)	$859.5	$932.3	$2,220.6	$2,574.5
Excise taxes	(293.5)	(313.6)	(771.9)	(888.8)
Net sales(1)	566.0	618.7	1,448.7	1,685.7
Cost of goods sold	(338.8)	(377.6)	(886.6)	(1,037.1)
Gross profit	227.2	241.1	562.1	648.6
Marketing, general and administrative expenses	(133.5)	(139.2)	(396.9)	(435.0)
Special items, net	(277.8)	(356.5)	(305.5)	(359.3)
Operating income (loss)	(184.1)	(254.6)	(140.3)	(145.7)
Interest income, net	1.0	1.1	3.0	3.4
Other income (expense), net	(0.1)	(1.6)	(1.0)	(1.3)
Income (loss) from continuing operations before income taxes	$(183.2)	$(255.1)	$(138.3)	$(143.6)

(1)	Gross segment sales include intercompany sales to MCI consisting of $1.4 million of net sales and 0.016 million hectoliters and $3.6 million of net sales and 0.043 million hectoliters for the three and nine months ended September 30, 2015, respectively. Gross segment sales include intercompany sales to MCI consisting of $1.5 million of net sales and 0.017 million hectoliters and $4.2 million of net sales and 0.046 million hectoliters for the three and nine months ended September 30, 2014, respectively. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 12: Molson Coors International Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters(1)	0.426	0.366	1.235	1.022
Sales	$50.3	$50.2	$133.5	$141.5
Excise taxes	(9.0)	(6.8)	(25.9)	(22.2)
Net sales	41.3	43.4	107.6	119.3
Cost of goods sold(2)	(26.9)	(26.0)	(73.8)	(74.2)
Gross profit	14.4	17.4	33.8	45.1
Marketing, general and administrative expenses	(16.5)	(20.1)	(46.7)	(54.5)
Special items, net	—	—	(6.4)	—
Operating income (loss)	(2.1)	(2.7)	(19.3)	(9.4)
Other income (expense), net	—	—	(0.4)	—
Income (loss) from continuing operations before income taxes	$(2.1)	$(2.7)	$(19.7)	$(9.4)

(1)	Excludes royalty volume of 0.397 million hectoliters and 1.120 million hectoliters for the three and nine months ended September 30, 2015, and excludes royalty volume of 0.368 million hectoliters and 1.036 million hectoliters for the three and nine months ended September 30, 2014, respectively.

(2)	Reflects gross segment amounts and for the three months ended September 30, 2015, and September 30, 2014, includes intercompany cost of goods sold from Europe of $1.4 million and $1.5 million, respectively. The nine months ended September 30, 2015, and September 30, 2014, includes intercompany cost of goods sold from Europe of $3.6 million and $4.2 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 13: Corporate Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters	—	—	—	—
Sales	$0.3	$0.2	$0.8	$0.9
Excise taxes	—	—	—	—
Net sales	0.3	0.2	0.8	0.9
Cost of goods sold	(4.8)	2.4	(9.6)	2.8
Gross profit	(4.5)	2.6	(8.8)	3.7
Marketing, general and administrative expenses	(24.6)	(21.4)	(74.8)	(75.0)
Special items, net	—	—	—	(0.3)
Operating income (loss)	(29.1)	(18.8)	(83.6)	(71.6)
Interest expense, net	(27.8)	(32.4)	(89.6)	(106.3)
Other income (expense), net	0.1	(4.6)	0.8	(5.8)
Income (loss) from continuing operations before income taxes	$(56.8)	$(55.8)	$(172.4)	$(183.7)

MillerCoors LLC (1) Table 14: MillerCoors Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Volume in hectoliters(2)	18.470	19.327	54.573	56.142
Sales	$2,286.8	$2,374.3	$6,826.9	$6,951.3
Excise taxes	(286.8)	(304.8)	(849.6)	(884.7)
Net sales	2,000.0	2,069.5	5,977.3	6,066.6
Cost of goods sold	(1,173.9)	(1,237.7)	(3,490.6)	(3,614.2)
Gross profit	826.1	831.8	2,486.7	2,452.4
Marketing, general and administrative expenses	(475.1)	(449.7)	(1,333.0)	(1,321.8)
Special items, net	(28.0)	(0.2)	(28.0)	(1.4)
Operating income	323.0	381.9	1,125.7	1,129.2
Interest income (expense), net	(0.3)	(0.4)	(1.0)	(1.0)
Other income (expense), net	0.2	1.1	4.6	4.3
Income before income taxes	322.9	382.6	1,129.3	1,132.5
Income tax expense	(1.1)	(1.3)	(3.8)	(4.6)
Net income	321.8	381.3	1,125.5	1,127.9
Net (income) loss attributable to noncontrolling interests	(5.3)	(4.8)	(17.2)	(15.0)
Net income attributable to MillerCoors	$316.5	$376.5	$1,108.3	$1,112.9

(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 15: Condensed Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)

	As of
	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$393.6	$624.6
Accounts receivable, net	524.6	527.7
Other receivables, net	91.8	94.0
Inventories:
Finished	173.1	135.3
In process	15.7	20.7
Raw materials	24.6	34.5
Packaging materials	11.1	11.7
Total inventories	224.5	202.2
Other current assets, net	89.8	101.4
Deferred tax assets	27.3	27.2
Total current assets	1,351.6	1,577.1
Properties, net	1,614.8	1,798.0
Goodwill	2,046.8	2,191.6
Other intangibles, net	4,923.6	5,755.8
Investment in MillerCoors	2,440.7	2,388.6
Deferred tax assets	38.5	58.2
Notes receivable, net	21.3	21.6
Other assets	208.0	189.2
Total assets	$12,645.3	$13,980.1
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,196.2	$1,305.0
Deferred tax liabilities	164.8	164.8
Current portion of long-term debt and short-term borrowings	48.2	849.0
Discontinued operations	4.1	6.1
Total current liabilities	1,413.3	2,324.9
Long-term debt	2,953.9	2,321.3
Pension and postretirement benefits	243.0	542.9
Deferred tax liabilities	668.8	784.3
Unrecognized tax benefits	12.9	25.4
Other liabilities	70.3	79.7
Discontinued operations	10.4	15.5
Total liabilities	5,372.6	6,094.0
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 171.7 shares and 169.9 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.3	108.5
Class B exchangeable shares, no par value (issued and outstanding: 16.7 shares and 17.6 shares, respectively)	628.2	661.5
Paid-in capital	3,951.7	3,871.2
Retained earnings	4,538.5	4,439.9
Accumulated other comprehensive income (loss)	(1,556.7)	(898.4)
Class B common stock held in treasury at cost (8.8 shares and 7.5 shares, respectively)	(421.4)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	7,250.3	7,863.3
Noncontrolling interests	22.4	22.8
Total equity	7,272.7	7,886.1
Total liabilities and equity	$12,645.3	$13,980.1

Molson Coors Brewing Company and Subsidiaries Table 16: Condensed Consolidated Statements of Cash Flows ($ In millions) (Unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$329.1	$423.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241.9	233.0
Amortization of debt issuance costs and discounts	3.6	5.6
Share-based compensation	12.9	18.0
(Gain) loss on sale or impairment of properties and other assets, net	272.1	372.0
Deferred income tax (benefit) expense	(93.1)	(19.0)
Equity income in MillerCoors	(470.1)	(471.8)
Distributions from MillerCoors	470.1	471.8
Equity in net (income) loss of other unconsolidated affiliates	(2.6)	(3.0)
Distributions from other unconsolidated affiliates	—	15.4
Excess tax benefits from share-based compensation	(8.5)	(6.6)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	10.0	(10.2)
Change in current assets and liabilities (net of impact of business combinations) and other	(299.4)	29.4
(Gain) loss from discontinued operations	(4.5)	0.4
Net cash provided by (used in) operating activities	461.5	1,058.4
Cash flows from investing activities:
Additions to properties	(208.3)	(195.8)
Proceeds from sales of properties and other assets	8.8	6.0
Acquisition of businesses, net of cash acquired	(91.2)	—
Proceeds from sale of business	8.7	—
Investment in MillerCoors	(1,144.5)	(1,100.4)
Return of capital from MillerCoors	1,088.2	1,053.9
Return of capital from an unconsolidated affiliate	—	5.9
Loan repayments	26.1	7.1
Loan advances	(29.9)	(14.6)
Other	(3.3)	—
Net cash used in investing activities	(345.4)	(237.9)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	31.2	38.5
Excess tax benefits from share-based compensation	8.5	6.6
Dividends paid	(228.1)	(205.1)
Payments for purchase of treasury stock	(100.1)	—
Proceeds from long-term debt	679.9	—
Payments on long-term debt	(676.4)	(61.6)
Proceeds from short-term borrowings	33.1	35.5
Payments on short-term borrowings	(19.7)	(23.3)
Payments on settlement of derivative instruments	—	(65.2)
Net proceeds from (payments on) revolving credit facilities and commercial paper	17.1	(350.5)
Change in overdraft balances and other	(55.6)	111.9
Net cash provided by (used in) financing activities	(310.1)	(513.2)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(194.0)	307.3
Effect of foreign exchange rate changes on cash and cash equivalents	(37.0)	(27.5)
Balance at beginning of year	624.6	442.3
Balance at end of period	$393.6	$722.1

CONTACT:
Molson Coors Brewing Company
News Media
Colin Wheeler, 303-927-2443
or
Investor Relations
Dave Dunnewald, 303-927-2334